Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-238989) and S-8 (Nos. 333-252994, 333-236409, 333-219840, 333-207251, 333-190498, 333-226533, 333-172370, 333-165105, 333-157633, 333-148114, 333-127450 and 333-116151) of Alnylam Pharmaceuticals, Inc. of our report dated February 10, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 10, 2022